Exhibit 4.4

                               OPTION CERTIFICATE

                                       OF

                          RODMAN & RENSHAW HOLDING, LLC

Option to Purchase                                          Date: ________, 200_
up to _______ Shares


        THIS OPTION AND ANY SECURITIES ACQUIRED UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS OPTION AND THE SHARES UNDERLYING THIS OPTION MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT. THIS OPTION AND SUCH SHARES MAY NOT BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS OPTION CERTIFICATE, AND NO TRANSFER OF THIS OPTION OR SUCH SHARES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH.

        All capitalized terms not otherwise defined herein shall have the same meaning as defined in the Rodman & Renshaw Holding, LLC Amended and Restated Limited Liability Company Agreement dated March 1, 2007 as it may be amended from time to time (the "LLC Agreement").

THIS CERTIFICATE CERTIFIES THAT, (a) for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned "Purchaser" or permitted assigns (the "Holder"), is the registered owner of the option specified above (the "Option"), which entitles the Holder to purchase up to ________________________________________________ (_______) shares (the
"Option Shares") of the membership interest ("Shares"), of Rodman & Renshaw Holding, LLC, a Delaware limited liability company (the "Company"), for the exercise price (the "Exercise Price") set forth in Section 4 hereof and (b) as of the date hereof (i) the total number of Shares outstanding plus (ii) the total number of Shares issuable to the holders of options to purchase Shares, including the Holder, plus (iii) the total number of Shares issuable to the holders of debentures upon conversion in accordance with the terms thereof (at their current conversion price) plus (iv) the total number of Shares issuable to the holders of warrants upon exercise in accordance with the terms thereof (at their current exercise price), equals __________________________________________
_________________________ (__________) Shares.

        This Option shall be void and all rights represented hereby shall cease on the "Expiration Date" (as defined in Section 1(a) herein).

        Certain terms used in this Option Certificate are defined in Section 4 hereof.

        The Option is subject to the following provisions, terms and conditions:

        1.      EXERCISE; PAYMENT FOR SHARES; REDEMPTION; ISSUE OF CERTIFICATES.

                (a) The rights represented by this Option Certificate may be exercised by the Holder hereof in whole or in part, subject to Subsection 1(c) and to the provisions of that certain Subscription Agreement dated the date hereof by and between the Holder and the Company (collectively, the
"Restrictions"). The rights represented by this Option Certificate may be exercised by the Holder hereof at any time (subject to the Restrictions) during the five (5) year period commencing the date hereof and concluding on the fifth anniversary of the date hereof (the "Expiration Date"). This Option entitles the Holder hereof to purchase up to _______________________ ______________________ (_______) Shares (subject to the adjustments described in Section 3 hereof), by the surrender of this Option Certificate (with the Exercise Form annexed hereto as Schedule 1 properly completed and executed) to the Company at its principal office and upon payment to the Company of the Exercise Price for the Option Shares being purchased by bank check or wire transfer in immediately available funds.

                (b) The Shares so purchased shall be, and shall be deemed to be, issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Option Certificate shall have been surrendered and payment made for such Shares as aforesaid.

                (c) In the event the Holder shall exercise the rights hereunder to purchase a number of Shares less than the aggregate number of shares subject to the terms of this Option, in addition to taking all actions required by Section 1(b) hereof, the Company shall, at its expense, upon payment of the Exercise Price and surrender of this Option Certificate, issue to the Holder a new Option Certificate, in form and substance identical to this Option Certificate, except that the Aggregate Number (as hereinafter defined) shall reflect only such Option Shares as remain unexercised under this Option Certificate. Notwithstanding anything to the contrary contained herein, in no event may the Holder exercise his, her or its rights hereunder to purchase less than the lesser of (i) ten thousand (10,000) Shares, subject to the adjustments described in Section 3 hereof and (ii) the total number of Shares remaining subject to exercise under this Option Certificate.

        2. SHARES TO BE FULLY PAID; RESERVATION OF SHARES; LISTING. The Company covenants and agrees that: (a) all Shares will, upon issuance, be original-issue shares, fully paid, validly issued and nonassessable; and (b) during the period within which the rights represented by this Option Certificate may be exercised, the Company will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the Option, a sufficient number of original-issue Shares to provide for the exercise of the Option.

        3.      ADJUSTMENTS  TO  AGGREGATE  NUMBER.  For purposes of this Option
Certificate, the term "Aggregate Number" shall be defined as ____________________________________________ (_______) Shares, as adjusted from time to time as follows:

                (a)     In case the Company  shall,  with respect to its Shares,
(i) pay a dividend or make a distribution on its Shares which is paid or made in Shares or in securities convertible into or exchangeable for its Shares (in which latter event the number of Shares initially issuable upon the conversion or exchange of such securities shall be deemed to have been distributed), (ii) subdivide its outstanding Shares, (iii) combine its outstanding Shares into a smaller number of Shares, or (iv) issue by reclassification of its Shares any Shares, the Aggregate Number in effect immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive upon exercise the number and kind of Shares which such Holder would have owned or been entitled to receive in respect of this Option immediately after the happening of any of the events described above had this Option been fully exercised immediately prior to the happening of such event. An adjustment made pursuant to this Subsection 3(a) shall become effective immediately after the record date, in the case of a dividend, and shall become effective immediately after the effective date, in the case of subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection 3(a), the Holder shall become entitled to receive upon exercise of this Option shares of two or more classes of Shares, the Board of Directors of the Company shall determine in good faith the allocation of the adjusted Aggregate Number between or among shares of such classes. In the event that at any time as a result of an adjustment made pursuant to this Subsection 3(a), the Holder shall become entitled to receive upon exercise of this Option any interest in the Company other than Shares, thereafter the Aggregate Number with respect to such interest so receivable upon exercise of this Option shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Shares contained in this Section 3.

                (b) On the termination of any rights of conversion or exchange referred to in Subsection 3(a)(i), the Aggregate Number then in effect shall forthwith be readjusted to such Aggregate Number as would have been obtained had the adjustment made upon the issuance of such convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares actually delivered upon the conversion or exchange of such securities.

                (c) Except as provided in Subsections 3(a) and 3(b) above, no other event shall effect a change in the Aggregate Number.

                (d)     In the event of any consolidation or merger to which the
Company is a party other than a consolidation or merger in which the Company is the surviving company, or an acquisition of all or substantially all of the outstanding Shares of the Company, directly or indirectly, by another company, or the sale or conveyance to another company of the property of the Company as an entirety or substantially as an entirety or any statutory exchange of securities with another company (including any exchange effected in connection with a merger of a third company into the Company) (each such transaction being referred to herein as a "Reorganization"), no adjustment of exercise rights or the Aggregate Number shall be made; provided, however, the Holder shall thereupon be entitled to receive upon exercise of this Option or upon exercise of a substituted option, and provision shall be made therefor (including the provision of an option in substitution for this Option) in any agreement relating to a Reorganization, the kind and number of securities or property (including cash) of the company ("Successor Company") resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise transferred or with whom securities have been exchanged, which the Holder would have owned or been entitled to receive as a result of such Reorganization if the Option had been exercised immediately prior to such Reorganization (and assuming such holder failed to make an election, if any was available, as to the kind or amount of securities, property or cash receivable by reason of such Reorganization); provided that the receipt of such securities or property of the Successor Company upon exercise of this Option or any substituted option shall be subject to any restrictions, conditions or agreements to which the holders of the outstanding securities of the Successor Company are subject with respect to their securities; and provided also that if the kind or amount of securities, property or cash receivable upon such Reorganization is not the same for each Share in respect of which such rights of election shall not have been exercised ("non-electing share") then for the purpose of this Subsection 3(d) the kind and amount of securities, property or cash receivable upon such Reorganization for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares. In any case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth herein (including the specified changes and other adjustments to the Aggregate Number) shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any shares, other securities or property thereafter receivable upon exercise of this Option or any substituted option. The provisions of this Subsection 3(d) shall similarly apply to successive Reorganizations.

                (e)     The  Company   shall  at  all  times  reserve  and  keep
available out of its authorized but unissued Shares, solely for the purpose of effecting the exercise of this Option, such number of Shares as shall from time to time be sufficient to effect the full exercise of this Option, and if at any time the number of authorized but unissued Shares shall not be sufficient to effect the full exercise of this OPTION, the Company shall promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares to such number of Shares as shall be sufficient for such purpose. In the event of a Reorganization to which Subsection 3(d) above applies, effective provision shall be made in the certificate or articles of incorporation, merger or consolidation or otherwise of the Successor Company so that such Successor Company will at all times reserve and keep available a sufficient number of Shares or other securities or property to provide for the full exercise of this Option in accordance with the provisions of this Section 3.

                (f) The following provisions shall be applicable to the making of adjustments of the Aggregate Number provided for in this Section 3:

                        (i)     The  sale or  other  disposition  of any  issued
Shares owned or held by or for the account of the Company shall be deemed an issuance thereof for the purposes of this Section 3.

                        (ii) The adjustments required by the preceding paragraphs of this Section 3 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except as expressly provided herein. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                        (iii) In computing adjustments under this Section 3 fractional interests shall be taken into account to the nearest whole Share.

                        (iv)    The   adjustments   required  by  the  preceding
paragraphs of this Section 3 shall not alter the aggregate dollar amount of the Exercise Price, and the Exercise Price per Share shall be adjusted accordingly.

        4. DEFINITIONS. As used in this Option Certificate, unless the context otherwise requires, the following terms have the following respective meanings:

        AGGREGATE NUMBER: as set forth in the first paragraph of Section 3 of this Option Certificate.

        COMPANY: as set forth in the third paragraph of this Option Certificate.

        CONVERTIBLE SECURITIES: securities convertible into or exchangeable for Shares.

        EXERCISE PRICE: _____ Dollars and ____________ Cents ($____) per Share.

        EXPIRATION DATE: as defined in Section 1(a) hereof.

        HOLDER: as set forth in the third paragraph of this Option Certificate.

        PERSON:  an  individual,   corporation,   limited   liability   company,
partnership, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

        SHARES: as set forth in the third paragraph of this Option Certificate.

        OPTION:   the  option  to  purchase  Shares  evidenced  by  this  Option
Certificate.

        OPTION SHARES: as set forth in the third paragraph of this Option Certificate.

        5. NON-TRANSFERABILITY OF OPTIONS. This Option may not be (a) sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Holder only by the Holder, or (b) disposed of in any manner other than in accordance with applicable federal and state securities laws. Options shall not be subject to execution, attachment or any similar process.

        6. NOTICES. All notices hereunder will be in writing and sent by certified mail, hand delivery, overnight delivery or telefax, if sent to the Company, to Rodman & Renshaw Holding, LLC, 1270 Avenue of the Americas, 16th Floor, New York, NY 10020, Telefax number (212) 356-0536, with a copy to Black & Associates, 350 Fifth Avenue, Suite 6710, New York, NY 10118, Attention: Louis
E. Black, Esq., Telefax number (866) 659-2945, and if sent to the Holder will be mailed, delivered or telefaxed and confirmed to the Holder at the address for such Holder shown on the Company's books and records. Notices sent by certified mail shall be deemed received five days thereafter, notices sent by hand delivery or overnight delivery shall be deemed received on the date of the relevant written record of receipt, and notices delivered by telefax shall be deemed received as of the date and time printed thereon by the telefax machine. Either party hereto may change his, her or its address for notices by written notice to the other party in accordance with this Section 6.

        7. AMENDMENTS. Neither this Option Certificate nor any term or provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement is sought.

        8. GOVERNING LAW. THIS OPTION CERTIFICATE HAS BEEN EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK. THIS OPTION CERTIFICATE AND THE RIGHTS GRANTED HEREIN SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW RULES OR PRINCIPLES). ANY JUDICIAL PROCEEDING BROUGHT BY OR AGAINST THE COMPANY WITH RESPECT TO THIS OPTION CERTIFICATE OR ANY RELATED AGREEMENT SHALL BE BROUGHT IN THE UNITED STATES OF AMERICA DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, OR IN A NEW YORK STATE COURT LOCATED IN NEW YORK COUNTY, NEW YORK, AND, BY EXECUTION AND ACCEPTANCE OF THIS OPTION CERTIFICATE, THE HOLDER ACCEPTS THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS OPTION. IF ANY ACTION IS COMMENCED IN ANY OTHER JURISDICTION THE PARTIES HERETO HEREBY CONSENT TO THE REMOVAL OF SUCH ACTION TO THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR A NEW YORK STATE COURT LOCATED IN NEW YORK COUNTY, NEW YORK. THE HOLDER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE HOLDER AT THE HOLDER'S ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF COMPANY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.





                    * THE NEXT PAGE IS THE SIGNATURE PAGE. *

        IN WITNESS WHEREOF, the Company has caused this Option Certificate to be executed by its duly authorized officer on the date set forth below, effective as of the date set forth on the face hereof.


                                        RODMAN & RENSHAW HOLDING, LLC


                                        By:  ___________________________________
                                                     John J. Borer III,
                                                          President



                                        Date Signed: ______________, 2007

Accepted and Agreed:

PURCHASER:

___________________________________
Alger Boyer


Address: __________________________

         __________________________

__________________________
Fax

                                                                      Schedule 1

                                  EXERCISE FORM



[To be executed only upon exercise of Option]


To: Rodman & Renshaw Holding, LLC

                          Notice of Exercise of Option
                          ----------------------------

        The undersigned irrevocably exercises the Option for the purchase of ____________ Shares of Rodman & Renshaw Holding, LLC, a Delaware limited liability company (the "Company") represented by the within Option Certificate and herewith makes payment of $_________ (such payment being by bank check, by wire in immediately available funds payable to the order of Rodman & Renshaw Holding, LLC), all at the exercise price and on the terms and conditions specified in the Option Certificate. The undersigned hereby surrenders the within Option Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Option be registered or placed in the name and at the address specified on the attached instruction letter and delivered thereto. If the number of Option Shares to which this Exercise Form pertains is less than all of the number of shares to which the Option surrendered hereby pertains, the Company shall promptly issue to the Holder a new Option Certificate, in form and substance identical to the Option Certificate hereby surrendered, except that the Aggregate Number (as defined in the Option) shall reflect only such Option Shares as remain unexercised under the Option Certificate hereby surrendered. The undersigned hereby represents and warrants that the undersigned is acquiring such Shares for his, her or its own account for investment purposes only, and not for resale or with a view to distribution of such Shares or any part thereof. By execution of this Exercise Form, the undersigned hereby agrees that the Shares shall be governed in all respects by the Rodman & Renshaw Holding, LLC Amended and Restated Limited Liability Company Agreement dated March 1, 2007 as it may be amended from time to time (the "LLC Agreement") to the same extent as if the undersigned executed an original copy of the LLC Agreement.


Date: ____________________

                                               _______________________
                                               Name

                                               _______________________
                                               Address

                                               _______________________


                                               _______________________
                                               Fax

                          RODMAN & RENSHAW HOLDING, LLC
                          OPTION SUBSCRIPTION AGREEMENT

Rodman & Renshaw Holding, LLC
1270 Avenue of the Americas, 16th Floor
New York, NY 10020

Gentlemen:

        1. SUBSCRIPTION. The undersigned ("Holder") hereby subscribes to and accepts an Option (the "Option") to purchase such number of Shares (as defined in that certain Amended and Restated Limited Liability Company Agreement of Rodman & Renshaw Holding, LLC (the "Company") dated as of March 1, 2007 as it may be amended from time to time (the "LLC Agreement")), and at such exercise price, as is set forth on the signature page hereto, in exchange for those services that will be rendered to the Company as described herein. The Shares which may be purchased upon exercise of the Option shall be referred to hereafter as the "Option Shares." All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the LLC Agreement or in the Option Certificate evidencing the Option.

HOLDER UNDERSTANDS THAT INVESTMENT IN THE OPTION AND IN SHARES OF THE COMPANY INVOLVES A HIGH DEGREE OF RISK, AND THAT BOTH THE OPTION AND THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE. THERE CAN BE NO ASSURANCE THAT HOLDER WILL RECOVER HIS, HER OR ITS INVESTMENT OR RECEIVE ANY RETURN ON HIS, HER OR ITS INVESTMENT AT ANY TIME.

        2.      SERVICES; VESTING; TAXES.

                a. SERVICES. Holder has entered into a letter agreement to provide certain services (the "Services") to Rodman & Renshaw, LLC, a Delaware limited liability company ("Rodman").

                b. VESTING. The Option shall initially be wholly non-exercisable and shall become exercisable with respect to twelve and one half percent (12.5%) of the Option Shares on the date upon which the Holder has completed fifteen (15) months of Continuous Service after ________, 200_, and shall become exercisable with respect to an additional twelve and one half percent (12.5%) of the Option Shares upon the completion of each three months of Continuous Service thereafter, so that the Option becomes exercisable with respect to all of the Option Shares on the date upon which the Holder has completed three (3) years of Continuous Service after April 30, 2007. For this purpose, "Continuous Service" means the absence of any interruption or termination of Service. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; or (iii) any other leave of absence approved by the Board of Directors of the Company, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted in writing from time to time.

                c. TERMINATION OF RELATIONSHIP. In the event of termination of the Holder's Continuous Service for reasons other than termination for "cause", by the Company, such Holder, or, in the event of the death of the Holder, the Holder's estate or person who acquired the right to exercise the Option by bequest or inheritance, may, at any time prior to the thirtieth (30th) day after the date of such termination (the "Termination Date") (but in no event later than the Expiration Date), exercise the Option to the extent that the Holder was entitled to exercise it on the Termination Date. To the extent that Holder was not entitled to exercise the Option on the Termination Date, or if such Option is not exercised to the extent so entitled within the time specified herein, the Option shall terminate. Termination for "cause" means a termination of the Holder's employment with Rodman due to the Holder's willful misconduct in the performance of his, her or its services to Rodman or the breach of his, her or its fiduciary duties to Rodman, the Company or any affiliates thereof. If a Holder's relationship with Rodman is so terminated for "cause", such Holder's Option shall terminate immediately upon the Termination Date.

                d. DEATH OF HOLDER. In the event of the death of the Holder, the Option may be exercised at any time within one year following the date of death (but in no event later then the Expiration Date), by the Holder's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Holder was entitled to exercise the Option at the date of death. To the extent that Holder was not entitled to exercise the Option at the date of death, or if such Option is not exercised, to the extent so entitled within the time specified herein, the Option shall terminate. Within sixty (60) days after the exercise of the Option by such estate or beneficiary, the Company shall have the right to purchase the Shares acquired pursuant to such exercise by notifying the then holder of such Shares in writing of its intention to purchase the Shares and tendering the Purchase Price. The "Purchase Price" for this purpose shall be the fair market value of the Shares as determined by the Board of Directors of the Company in good faith. Such determination of fair market value shall be conclusive. The foregoing purchase right shall be in addition to and not in place of, all other rights set forth in the LLC Agreement.

                e. WITHHOLDING TO SATISFY TAX OBLIGATIONS. The Company may, in its sole discretion, require, as a condition of any exercise of the Option, that the Holder pay to the Company, in cash, any federal, state, or local taxes of any kind required by law to be withheld with respect to any such exercise. The Company, in its sole discretion, may permit Holder to pay such taxes through the withholding of amounts otherwise payable by the Company to the Holder or withholding of Shares otherwise deliverable to such Holder in connection with such Option.

        3. EXECUTION AND ACCEPTANCE OF SUBSCRIPTION AGREEMENT. Promptly after the execution hereof by Holder, subject to the acceptance by the Company, the Company will issue to Holder the Option as part of the consideration for the Services. The Company has the absolute right to either accept or reject this subscription, in whole or in part. Holder understands that the Company will rely upon the truth and accuracy of the information, representations and warranties furnished herein by Holder in determining whether to accept or reject Holder's subscription.

        4. ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION. Holder hereby acknowledges that:

                a. No disclosure document has been prepared in connection with the grant of the Option. Holder has been provided with, and has thoroughly read, this Subscription Agreement, and the Option Certificate.

                b. In making the decision to accept the Option, Holder has relied upon independent investigations made by him, her or it and his, her or its own legal and tax advisors, and Holder and such advisors have, prior to any issuance to Holder, been given access and the opportunity to examine all material books and records of the Company, all material contracts and documents relating to the Company, and an opportunity to ask questions of, and to receive answers from, the Company and to obtain any additional information necessary to verify the accuracy of the information provided to Holder. Holder and Holder's advisors have been furnished with all materials relating to the business, finances, and operation of the Company and materials relating to the offer and sale of the Shares that have been requested. Holder and Holder's advisors have received complete and satisfactory answers to any such inquiries.

                c. No statements, promises, warranties or representations have been made to Holder or his, her or its advisors concerning the Option and the Option Shares, the Company, its business or prospects, or other matters, by the Company, the Company's officers or employees, or any other person or entity, except as set forth herein. Holder is not relying on any oral representation in deciding to accept the Option.

        5. INVESTMENT REPRESENTATIONS. Holder understands that the Option and the Option Shares are being offered and sold in reliance upon certain exemptions from the securities registration provisions of the Securities Act of 1933, as amended (the "Securities Act"), and non-public offering exemptions of the securities acts of the states in which Shares may be offered or sold. As a condition to purchasing the Option Shares and becoming an investor in the Company, for the purposes (among others) of the above-mentioned exemptions and qualifications to the extent applicable, and knowing that the Company will rely upon the statements made herein for such exemptions and in determining Holder's suitability as an investor, Holder represents and warrants as follows:

                a. ACCURACY OF INFORMATION. Any information regarding the financial status and investment sophistication of Holder which Holder has given Company is true and complete and Holder understands that the Company will rely on the accuracy and completeness of such information in determining whether to accept this offer and in complying with its obligations under applicable state and federal securities statutes and regulations.

                b. SHARES NOT REGISTERED; INDEFINITE HOLDING. Holder has been advised that a Stockholder must be prepared to bear the economic risk of an investment in the Company for an indefinite period because:

                        (1) of the nature of Company's operations and the risks involved;

                        (2) neither the Option nor the Option Shares are registered under applicable securities statutes, and the Company does not intend that they be registered; and

                        (3) the Option shall be nontransferable and the Option Shares will be subject to substantial restrictions on transfer as set forth in the LLC Agreement.

                c. NO TRADING MARKET. Holder understands that there is and will be no market for the Option Shares and no assurance can be given that any trading market will develop in the foreseeable future or if such market develops that Holder will be able to sell or transfer the Option Shares on acceptable terms. The Company is not obligated to create or support a secondary market in its securities.

                d. PURCHASE FOR OWN ACCOUNT. Holder represents that the Option is being, and the Option Shares will be, acquired solely for Holder's own account for investment and not with a view toward, or for resale in connection with, any "distribution" (as that term is used in the Securities Act and the Rules and Regulations thereunder) of all or any portion thereof.

                e. FURTHER REPRESENTATIONS. Holder further represents and warrants that:

                        (1) Holder has full power to execute, deliver and perform this Subscription Agreement.

                        (2)     This   Subscription   Agreement  has  been  duly
executed and delivered by Holder and constitutes a valid and binding obligation of Holder, enforceable in accordance with its terms.

                        (3) No consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any governmental authority is required on the part of Holder in connection with the execution and delivery of this Subscription Agreement, or the offer, and delivery of the Option, as contemplated by this Subscription Agreement.

        6.      SECURITIES LAW MATTERS.

                a. NO DISPOSITION WITHOUT SECURITIES LAW COMPLIANCE. Holder agrees not to subdivide the Option Shares or to offer, sell, pledge, hypothecate or otherwise transfer or dispose of any of the Option Shares in the absence of an effective registration statement under the Securities Act covering such disposition, or an opinion of counsel, satisfactory to the Company and its counsel, to the effect that registration under the Securities Act is not required in respect of such transfer or disposition (unless the Company waives such requirement in writing).

                b. STOP-TRANSFER AND LEGENDS ON CERTIFICATES. Holder further understands that a stop-transfer order will be placed on the stock-transfer books of the Company respecting the certificates evidencing the Option Shares, if any, and such certificates may bear, until such time as the Option Shares shall have been registered under the Securities Act or shall have been transferred in accordance with the opinion of counsel described in paragraph a. above, the following legends or ones substantially similar thereto:

        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

        THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SUBSCRIPTION AGREEMENT EXECUTED BY THE ISSUER AND THE ORIGINAL HOLDER OF THESE SECURITIES AND THE LIMITED LIABILITY AGREMENT OF THE ISSUER OR SIMILAR ORGANIZATIONAL DOCUMENTS, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SECURITIES.

        7. EXPENSES. Holder and Company shall each bear his, her or its own expenses incurred in connection with the negotiation and execution of this Subscription Agreement and the transactions contemplated hereby.

        8. INDEMNITY. In addition to any rights or remedies which the Company may have by virtue of a breach of any of Holder's warranties, representations or other provisions of this Subscription Agreement to be performed or observed by Holder, Holder shall defend, indemnify and hold the Company, its members, officers, directors and employees ("Indemnitees") harmless from any and all loss, damage or expense, including reasonable counsel fees and disbursements, incurred or sustained by the Indemnitees, with respect to any claim, action, suit, proceeding, investigation or other matter arising out of or related to any set of facts which contradict or, if true, would be a breach of any such warranty, representation or other provision hereof.

        9.      MISCELLANEOUS.

                a. NOTICES. When any notice is required or authorized hereunder, such notice shall be given in writing by recognized overnight express service, certified or registered mail, return receipt requested, or personal delivery addressed to the address of the party for which it is intended, as set forth on the signature page hereto; and, in the case of notices to the Company, with a copy to Black & Associates, 350 Fifth Avenue, Suite 6710, New York, NY 10118, Attention: Louis E. Black, Esq. A notice shall be deemed given on the date of personal delivery, one business day after being deposited with the overnight express service, or five (5) days after being deposited in the certified or registered mail, return receipt requested. Either party hereto may change his, her or its address for notices by written notice to the other party in accordance with this section.

                b. IRREVOCABILITY. This Subscription Agreement may not be canceled, terminated or revoked, and this Subscription Agreement is coupled with an interest and shall survive the death or disability of Holder and shall be binding upon the heirs, executors, administrators, successors, and assignees of Holder.

                c. CHOICE OF LAW. This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York with respect to contracts to be performed entirely within said State and, to the extent it involves any United States statute, in accordance with the laws of the United States with respect to contracts to be performed entirely within the United States.

                d. CONSENT TO NEW YORK JURISDICTION. In any proceeding to enforce a party's rights hereunder, the prevailing party shall be awarded all of his, her or its costs and fees, including reasonable attorneys' fees. Holder hereby consents and submits to the jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of the State of New York, County of New York for the purposes of any legal proceeding relating to this Subscription Agreement and consents that service of all papers in any proceeding hereunder may be made by certified or registered first class mail, return receipt requested.

                e. AMENDMENTS IN WRITING. None of the terms and conditions of this Subscription Agreement may be modified, amended or terminated except in a writing signed by the Holder and the Company.

                f. SURVIVAL OF REPRESENTATIONS. Holder agrees that all of the warranties, representations acknowledgments, confirmations, covenants and promises made in this Subscription Agreement shall survive its execution and delivery.

                g. CHANGES IN REPRESENTATIONS. Holder agrees to notify the Company immediately of any change in the representations, warranties or information pertaining to Holder contained herein or incorporated by reference prior to acceptance.

                h.      INVALIDITY.  If  the  application  of any  provision  or
provisions of this Subscription Agreement to any particular facts of circumstances shall be held to be invalid or unenforceable by any court of competent jurisdiction, then: (i) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Subscription Agreement shall not in any way be affected or impaired thereby; and (ii) such provision or provisions shall be reformed without further action by the parties hereto and only to the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstances.

                i. HEADINGS. The headings in this Subscription Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation hereof.

                j. COUNTERPARTS. This Subscription Agreement may be executed in any number of counterparts each of which shall be deemed an original and which, taken together, shall form one and the same agreement. Execution and delivery of this Subscription Agreement may be evidenced by facsimile transmission.

                k. INTEGRATION. This Subscription Agreement and the Option Certificate constitute the complete and exclusive agreement between the parties with regard to the subject matter hereof and supersedes any and all prior discussions, negotiations and memoranda related hereto.




                    * THE NEXT PAGE IS THE SIGNATURE PAGE. *

                IN WITNESS WHEREOF the parties hereto have executed, or have caused to be executed, this Agreement as of May 23, 2007.


Option to Purchase                      HOLDER:


------------------------------------    ----------------------------------------
Shares                                  [Name]

SEE OPTION CERTIFICATE                         Address of Holder:
------------------------------------
Exercise Price Per Share
                                        ----------------------------------------
  years
------------------------------------    ----------------------------------------
Term of Option

Services (as defined herein)            Ss#:
------------------------------------        ------------------------------------
Consideration Offered
                                        Fax:
                                            ------------------------------------


ACCEPTED AND AGREED:

RODMAN & RENSHAW HOLDING, LLC


By:
    --------------------------------
      John J. Borer III, President

Date Signed: ______________, 2007

Address: Rodman & Renshaw Holding, LLC
          1270 Avenue of the Americas, 16th Floor
          New York, NY 10020

Fax:      (212) 356-0536